Exhibit 99.1

Baxter International Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On July 1, 2015, Baxter International Inc. (“Baxter” or the “company”) completed the previously announced distribution of 80.5% of the outstanding common stock of Baxalta Incorporated (“Baxalta”) to Baxter’s shareholders (the “Distribution”). Baxter retained a 19.5% ownership stake in Baxalta immediately following the distribution.

The following unaudited pro forma condensed consolidated statements of earnings of Baxter for the three months ended March 31, 2015 and for each of the years ended December 31, 2014, 2013, and 2012 are presented as if the Distribution had occurred on January 1, 2012. The following unaudited pro forma condensed consolidated balance sheet of Baxter as of March 31, 2015 is presented as if the Distribution and related events had occurred on March 31, 2015.

The statements have been derived from historical financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what Baxter’s financial position and results of operations actually would have been had the Distribution and related events occurred on the dates indicated, or to project Baxter’s financial performance for any future period. Specifically, the statements do not include adjustments related to special items, the effects of transition services arrangements between Baxter and Baxalta, reductions in interest expense as a result of repayment or redemption of Baxter’s long-term debt or the impact of any future action Baxter may take to align its cost structure with the remaining Baxter business. Beginning in the third quarter of 2015, Baxalta’s historical financial results for periods prior to the Distribution will be reflected in Baxter’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with (i) the audited consolidated GAAP financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Baxter’s Form 10-K for the years ended December 31, 2014, 2013, and 2012 and (ii) the unaudited condensed consolidated GAAP financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Baxter’s Form 10-Q for the three months ended March 31, 2015.

Baxter International Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Three Months Ended March 31, 2015

(dollars and shares in millions except per share data)

	Baxter Historical (A)	Baxalta Separation (B)	Baxter Continuing Pro Forma
Net sales	$3,764	$(1,361)	$2,403
Cost of sales	1,963	(574)	1,389

Gross margin	1,801	(787)	1,014

Marketing and administrative expenses	1,015	(231)	784
Research and development expenses	300	(157)	143
Net interest expense	30	—	30
Other (income) expense, net	(74)	(12)	(86)

Income from continuing operations before income taxes	530	(387)	143
Income tax expense	110	(97)	13

Income from continuing operations	$ 420	$ (290)	$ 130

Income from continuing operations per common share
Basic	$ 0.77		$ 0.24
Diluted	$ 0.76		$ 0.24

Weighted-average number of common shares outstanding
Basic	543		543
Diluted	548		548

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Baxter International Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Year Ended December 31, 2014

(dollars and shares in millions except per share data)

	Baxter Historical (A)	Baxalta Separation (B)	Baxter Continuing Pro Forma
Net sales	$16,671	$(5,952)	$10,719
Cost of sales	8,514	(2,475)	6,039

Gross margin	8,157	(3,477)	4,680

Marketing and administrative expenses	4,029	(714)	3,315
Research and development expenses	1,421	(811)	610
Net interest expense	145	—	145
Other (income) expense, net	123	(102)	21

Income from continuing operations before income taxes	2,439	(1,850)	589
Income tax expense	493	(439)	54

Income from continuing operations	$ 1,946	$(1,411)	$ 535

Income from continuing operations per common share
Basic	$ 3.59		$ 0.99
Diluted	$ 3.56		$ 0.98

Weighted-average number of common shares outstanding
Basic	542		542
Diluted	547		547

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Baxter International Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Year Ended December 31, 2013

(dollars and shares in millions except per share data)

	Baxter Historical (A)	Baxalta Separation (B)	Baxter Continuing Pro Forma
Net sales	$14,967	$(5,554)	$9,413
Cost of sales	7,495	(2,331)	5,164

Gross margin	7,472	(3,223)	4,249

Marketing and administrative expenses	3,642	(558)	3,084
Research and development expenses	1,165	(583)	582
Net interest expense	128	—	128
Other (income) expense, net	(9)	3	(6)

Income from continuing operations before income taxes	2,546	(2,085)	461
Income tax expense	534	(456)	78

Income from continuing operations	$ 2,012	$(1,629)	$ 383

Income from continuing operations per common share
Basic	$ 3.70		$ 0.71
Diluted	$ 3.66		$ 0.70

Weighted-average number of common shares outstanding
Basic	543		543
Diluted	549		549

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Baxter International Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Earnings

Year Ended December 31, 2012

(dollars and shares in millions except per share data)

	Baxter Historical (A)	Baxalta Separation (B)	Baxter Continuing Pro Forma
Net sales	$13,936	$(5,310)	$8,626
Cost of sales	6,802	(2,249)	4,553

Gross margin	7,134	(3,061)	4,073

Marketing and administrative expenses	3,283	(431)	2,852
Research and development expenses	1,081	(569)	512
Net interest expense	87	—	87
Other (income) expense, net	(155)	(15)	(170)

Income from continuing operations before income taxes	2,838	(2,046)	792
Income tax expense	555	(495)	60

Income from continuing operations	$ 2,283	$(1,551)	$ 732

Income from continuing operations per common share
Basic	$ 4.14		$ 1.33
Diluted	$ 4.11		$ 1.32

Weighted-average number of common shares outstanding
Basic	551		551
Diluted	556		556

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Baxter International Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2015

(dollars in millions)

	Baxter Historical (A)	Baxalta Separation (C)	Other Adjustments	Notes	Baxter Continuing Pro Forma
Current assets
Cash and equivalents	$ 2,530	$ —	$ 1,914	(D)	$ 4,444
Accounts and other current receivables, net	2,599	(928)	—		1,671
Inventories	3,501	(1,918)	—		1,583
Prepaid expenses and other	1,104	(387)	—		717

Total current assets	9,734	(3,233)	1,914		8,415
Property, plant and equipment, net	8,492	(4,304)	—		4,188
Other assets
Goodwill	3,694	(1,003)	—		2,691
Other intangible assets, net	2,068	(602)	—		1,466
Investment in Baxalta common stock	—	—	4,292	(E)	4,292
Other	873	(428)	—		445

Total other assets	6,635	(2,033)	4,292		8,894

Total assets	$24,861	$(9,570)	$ 6,206		$21,497

Current liabilities
Short-term debt	$ 2,151	$ —	$(1,236)	(D)	$ 915
Current maturities of long-term debt and lease obligations	174	(1)	—		173
Accounts payable and accrued liabilities	3,749	(1,233)	—		2,516

Total current liabilities	6,074	(1,234)	(1,236)		3,604
Long-term debt and lease obligations	7,680	(317)	—		7,363
Other long-term liabilities	3,819	(1,483)	—		2,336
Commitments and contingencies
Equity
Common stock, $1 par value, authorized 2,000,000,000 shares, issued 683,494,944 shares	683	—	—		683
Common stock in treasury, at cost, 139,644,913 shares	(7,890)	—	—		(7,890)
Additional contributed capital	5,822	—	—		5,822
Retained earnings	13,352	(7,467)	4,424	(D)(E)	10,309
Accumulated other comprehensive (loss) income	(4,709)	931	3,018	(E)	(760)

Total Baxter shareholders’ equity	7,258	(6,536)	7,442		8,164
Noncontrolling interests	30	—	—		30

Total equity	7,288	(6,536)	7,442		8,194

Total liabilities and equity	$24,861	$(9,570)	$ 6,206		$21,497

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Baxter International Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A) Reflects Baxter’s historical GAAP financial statements and does not reflect any adjustments related to the Distribution.

(B) Reflects the revenues and expenses directly associated with the results of operations of Baxalta and was derived from the annual and interim combined GAAP financial statements included in Baxalta’s Registration Statement on Form 10 (File No. 001-36782) (the “Form 10”), adjusted to exclude previously allocated corporate overhead costs and to include separation costs that are directly related to the separation of Baxalta from Baxter. Separation costs included in this column are $106 million and $155 million for the three months ended March 31, 2015 and the year ended December 31, 2014, respectively.

(C) Reflects the assets and liabilities of Baxalta and was derived from the unaudited combined GAAP balance sheet included in the Form 10, adjusted for certain assets and liabilities to give effect to the Distribution. Adjustments also include the elimination of goodwill attributed to the Baxter BioScience segment remaining on Baxter’s unaudited condensed consolidated balance sheet as of March 31, 2015.

(D) Reflects a $4.0 billion cash distribution from Baxalta, net of $850 million of cash that was contributed to Baxalta in connection with the formation of various Baxalta entities and the $1.2 billion repayment of Baxter’s outstanding short-term debt. This does not include reductions in indebtedness associated with Baxter’s ongoing debt tender offers.

(E) After giving effect to the Distribution, Baxter holds 131,902,719 shares of Baxalta’s common stock with an estimated cost basis of $1.3 billion. For purposes of the unaudited pro forma condensed consolidated balance sheet, the value of the company’s investment in Baxalta was calculated using a stock price of $32.54 per share, which represents the mid-point price for Baxalta’s common stock on July 1, 2015. The difference between the cost basis of the investment and the fair value of the investment as of July 1, 2015 is recorded as a component of accumulated other comprehensive (loss) income in the unaudited pro forma condensed consolidated balance sheet.